EXECUTION VERSION

EXHIBIT (10.9)

SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT, dated as of May 21, 2009 (this “Agreement”), is by and between Albany International Corp., a corporation organized under the laws of Delaware (the “Company”), and Citadel Equity Fund Ltd., a company organized under the laws of the Cayman Islands (the “Noteholder”).

     WHEREAS, the Noteholder is the beneficial owner of $40,000,000 in aggregate principal amount of the Company’s 2.25% Convertible Senior Notes Due 2026 (the “Convertible Notes”);

     WHEREAS, the Noteholder has requested that the Company exchange certain principal amounts of the Convertible Notes beneficially owned by the Noteholder for (i) equal aggregate principal amounts of the Company’s 2.25% Senior Notes due 2026 (the “Securities”) plus (ii) cash in the amount of $7.50 per $1,000 principal amount of Convertible Notes delivered for exchange available from cash on hand at the Company plus (iii) accrued but unpaid interest on the Convertible Notes delivered for exchange (each such transaction, an “Exchange”); and

     WHEREAS, on each of the First Closing Date and the Second Closing Date, immediately following each Exchange, the Noteholder desires to sell, and the Company desires to purchase, upon the terms and subject to the conditions set forth in this Agreement, $20,000,000 in aggregate principal amount of the Securities beneficially owned by the Noteholder for certain purchase prices per Security set forth below, which purchase prices will be paid from cash on hand and/or a borrowing under the Company’s Revolving Credit Facility (as defined below) (each such transaction, a “Repurchase”).

     NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

1. Definitions. When used herein, the following terms shall have the indicated meanings:

     “Encumbrance” means any pledge, hypothecation, assignment, lien, restriction, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

     “Exchange Agreement” means the Exchange Agreement dated as of the date hereof by and between the Company and the Noteholder.

     “First Closing Date” means July 1, 2009, or such other date as the parties may mutually agree upon in writing.

     “Purchase Price” means in respect of (i) the Securities purchased on the First Closing Date, an amount equal to $622.50 per $1,000 principal amount of Securities purchased on such date and (ii) the Securities purchased on the Second Closing Date (as defined below), an amount equal to $647.50 per $1,000 principal amount of the Securities purchased on such date.

     “Revolving Credit Facility” means the credit facility established by the $460,000,000 Five-Year Revolving Credit Facility Agreement, dated as of April 14, 2006, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent, as amended from time to time.

     “Second Closing Date” means October 1, 2009, or such other date as the parties may mutually agree upon in writing.

2. Sale and Purchase. (a) Upon the terms and subject to the conditions of this Agreement, on each of the First Closing Date and the Second Closing Date (each such date, a “Closing Date”), the Noteholder shall sell to the Company free and clear of any and all Encumbrances, and the Company shall purchase from the Noteholder, $20,000,000 in aggregate principal amount of the Securities held by the Noteholder.

(b) Subject to the satisfaction or waiver of the conditions contained in this Agreement, the transactions contemplated by this Agreement shall occur at 10:00 a.m. (New York City time) on each Closing Date.

(c) On each Closing Date, the Company shall pay the Purchase Price to the Noteholder by wire transfer of immediately available funds to the following bank account (or to such other account as the Noteholder shall indicate to the Company in writing no less than three (3) business days before the relevant Closing Date):

Account Name:	Citadel Equity Fund
Bank:	Bank of New York
Attention:	Joe Franklin
Account Number:	8900-472-545
ABA Number:	021000018

against delivery of the Securities by the Noteholder to the Company for cancellation.

3.	Representations and Warranties of the Noteholder. The Noteholder hereby represents and warrants on the date hereof:

(a)	Organization; Requisite Authority. The Noteholder is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Noteholder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)	Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Noteholder. This Agreement, when executed and delivered by the Noteholder in accordance with the terms hereof, shall constitute a valid, binding and enforceable obligation of the Noteholder. The execution of this Agreement by the Noteholder and the consummation by the Noteholder of the transactions contemplated hereby do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Noteholder; and (ii) constitute or result in a breach, violation or default under any material note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or the Noteholder’s charter, bylaws or other organizational document, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body having jurisdiction over the Noteholder or cause the acceleration or termination of any obligation or right of the Noteholder under any such document.

(c)	Beneficial Ownership. The Noteholder is the beneficial owner of the aggregate principal amount of the Securities set forth in Section 2(a), and such Securities are owned free and clear of all Encumbrances (other than Encumbrances that the Noteholder may have created in the ordinary course of its business in connection with financing its holdings). There are no proceedings relating to the Securities pending or, to the Noteholder’s knowledge, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Noteholder’s right to transfer the Securities to the Company and the Securities will be transferred to the Company, free and clear of any and all Encumbrances.

(d)	Broker’s Fees. Neither the Noteholder nor any person acting on behalf of the Noteholder has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

(e)	Qualified Institutional Buyer. The Noteholder holds the Securities for its own account and it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Noteholder has not communicated with and will not communicate with any person in connection with the transactions contemplated by this Agreement and the Exchange Agreement. The Noteholder is a sophisticated institutional investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Exchange and an investment in the Securities.

(f)	Reporting Obligations. The Noteholder has no obligation to, and will not, report the sale of the Securities to the Company in a manner that would result in contemporaneous public disclosure of the transactions contemplated by this Agreement.

4.	Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof:

(a)	Organization; Requisite Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite power and authority necessary to enter into this Agreement and to consummate the transactions contemplated by this Agreement, to own and operate its properties, and to conduct its business as described in the Company’s statements, reports, schedules, forms and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) since January 1, 2008 (the “SEC Documents”) and as now being conducted.

(b)	Authorization; No Breach. The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement, when executed and delivered by the Company in accordance with the terms hereof, shall constitute a valid, binding and enforceable obligation of the Company. The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company; and (ii) constitute or result in a breach, violation or default under any material note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s charter, by-laws or other organizational document, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body having jurisdiction over the Company or cause the acceleration or termination of any obligation or right of the Company under any such document.

(c)	Reports and Financial Statements. The Company has filed all reports on Form 10-K, Form 10-Q, Form 8-K and all other reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2008, and all such filings, as may have been amended, complied in all material respects with the Exchange Act and the rules and regulations promulgated thereunder as of the date filed with the SEC or amended, as the case may be. None of the SEC Documents, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	Broker’s Fees. Neither the Company nor any person acting on behalf of the Company has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Company or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

5.	Conditions Precedent to Obligations of the Company. The obligations of the Company are subject to the satisfaction of the following conditions precedent:

(a)	The representations and warranties of the Noteholder contained herein shall be true and correct as of each Closing Date as if made on each Closing Date.

(b)	The Noteholder shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to each Closing Date.

(c)	An Exchange under the Exchange Agreement shall have occurred and the Repurchase of the Securities issued under such Exchange shall not have occurred.

6.	Conditions Precedent to Obligations of the Noteholder. The obligations of the Noteholder are subject to the satisfaction of the following conditions precedent:

(a)	The representations and warranties of the Company contained herein shall be true and correct as of each Closing Date as if made on each Closing Date.

(b)	The Company shall have complied with all of its covenants and agreements contained herein to be performed by it on or prior to each Closing Date.

(c)	An Exchange under the Exchange Agreement shall have occurred and the Repurchase of the Securities issued under such Exchange shall not have occurred.

7.	Disclosure. The Company shall disclose to the public generally, no later than four business days immediately following the date of this Agreement, such of the Confidential Information as is necessary to permit the Noteholder (including its affiliates and representatives) to purchase and sell (without contravening applicable securities or other law) any securities of the Company. For purposes of this Section 7, “Confidential Information” shall mean any non-public information that the Company or any of its representatives may have furnished to the Noteholder (including its affiliates and representatives), in either case whether oral, written, electronic or in some other form, including – without limitation – the existence of the transactions contemplated by this Agreement and the Exchange Agreement. In the event of the failure of the Company to make the disclosure contemplated by the first sentence of this Section 7, the Noteholder shall be authorized to make any such disclosure.

8.	Termination. In the event the Exchange Agreement is terminated pursuant to the terms thereof, or the First Closing Date hereunder has not occurred for any other reason by July 10, 2009, or the First Closing Date and the Second Closing Date hereunder have not occurred for any other reason by October 10, 2009, either party may terminate this Agreement by notice to the other party, provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8 shall not have such right if its failure to (i) fulfill any obligation under this Agreement or the Exchange Agreement, or (ii) act in good faith has been a significant cause of, or resulted in, the failure of the transactions contemplated by this Agreement or the Exchange Agreement to have occurred by such date.

9.	Miscellaneous.

(a)	Further Assurances. In case at any time after each Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request.

(b)	Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

(c)	Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(d)	Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)	Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

(f)	Amendment, Waiver. This Agreement may be amended, modified or supplemented but only in a writing signed by the Noteholder and the Company. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

(g)	Expenses. Each party hereto will bear its own expenses in connection with the transactions contemplated hereby.

(h)	Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by a courier or a courier service or (b) on the date of transmission if sent by electronic transmission:

(a)	If to the Noteholder, addressed as follows:

Citadel Solutions LLC 131 S. Dearborn Street Chicago, IL 60603 Attention: Kevin Newstead Telephone: 312-443-5497 Facsimile: 312-267-7764

(b)	If to the Company, addressed as follows:

Albany International Corp. 1373 Broadway Menands, NY 12204 Attention: Charles J. Silva, Jr. Telephone: 518-445-2277 Facsimile: 518-447-6575

or to such other person or address as a party hereto may designate for itself by notice given as herein provided.

(i)	APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED

INTO AND TO BE PERFORMED IN SUCH STATE. THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

(j)	Submission to Jurisdiction. Each party agrees that any suit, action or proceeding brought by it against the other party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(k)	Specific Performance. The parties acknowledge that money damages will not be a sufficient remedy for breach of this Agreement and that the parties hereto may obtain specific performance or other injunctive relief, without the necessity of posting a bond or security therefor.

(l)	No Construction Against Draftsperson. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ALBANY INTERNATIONAL CORP.

By:	/s/ Michael C. Nahl Name: Michael C. Nahl Title: Executive Vice President and Chief Financial Officer

CITADEL EQUITY FUND LTD.

By:	/s/ Erica L. Tarpey Name: Erica L. Tarpey Title: Authorized Signatory

     Signature Page
Purchase Agreement